UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 30, 2005
TRIO-TECH INTERNATIONAL

(Exact Name of Registrant as Specified in Its Charter)
California

(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631
(Commission File Number)	(IRS Employer Identification No.)

14731 Califa Street, Van Nuys, California	91411

(Address of Principal Executive Offices)	(Zip Code)
(818) 787-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On September 30, 2005, European Electronic Test Centre Ltd., a wholly-owned subsidiary of the Registrant (“EETC”), entered into a Memorandum of Agreement with Dorville Homes Ltd. (“Buyer”) providing for the sale of EETC’s interest in the real property utilized in the operation of the Registrant’s former facility located in Dublin, Ireland. The agreement provides for a purchase price of €8,850,000 (Eurodollars), or approximately $10,671,330 (US) based on the exchange rate as of September 30, 2005 published by the Federal Reserve Statistical Release. Under the terms of the agreement, the Buyer paid a down payment of ten percent (10%) of the purchase price to EETC on September 30, 2005. The consummation of the sale of EETC’s interest in the real property is subject to certain conditions, including payment of the balance of the purchase price. The agreement contemplates a consummation date of October 27, 2005.
A press release relating to the sale of the real property was released on October 4, 2005, a copy of which is attached hereto as Exhibit 99.1.
Forward Looking Statements. The statements in this Current Report on Form 8-K concerning current management’s expectations are “forward looking statements” within the meaning of Section 27A of the Securities and Exchange Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties. Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “intends,” “continues,” “may,” or “will” or statements concerning “potential” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements. There is no assurance that the transactions contemplated by the Agreement will be consummated. These forward-looking statements are based on our management’s current views and assumptions. The Company assumes no obligation to update the information herein or on the Company’s or its subsidiaries’ websites.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

99.1	Press release of Trio Tech International dated October 4, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 5, 2005

TRIO-TECH INTERNATIONAL
By:	/s/ VICTOR H.M. TING
Victor H.M. Ting, Chief Financial Officer
and Vice President (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Trio Tech International dated October 4, 2005